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                                                                     Exhibit 4.2


                               FIRST AMENDMENT TO
                          FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS  AGREEMENT

          Pursuant to Section 3.8 of the Fourth Amended and Restated Investors' Rights Agreement dated as of August 13, 1999 (the "Agreement"), between Kana Communications, Inc., a Delaware corporation, (the "Company") and the various other parties thereto, the Company and the holders of a majority of the Registrable Securities (as defined in the Agreement) hereby amend the Agreement
as of                 , 2000, as provided below.

          1.  Registration Rights.  Section 1.1(g) of the Agreement shall be
              -------------------
amended in its entirety to read as follows:

                (g)  "Registrable Securities" means (i) Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock and Series D1 Preferred Stock, (ii) Common Stock issued to Mark Gainey and Michael Horvath (for purposes only of Sections 1.3, 1.7, 1.8, 1.10 and 3.8 of this Agreement), (iii) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock (including the Series A1 Preferred Stock) issued upon exercise of two warrants held by Ragnild Horvath and the Beni M. Horvath Trust 1991, (iv) all shares held by the parties listed on Schedule B hereto acquired or to be acquired in connection with the
          ----------
          Company's acquisition of Connectify pursuant to the Plan of Reorganization, (v) all shares held by the parties listed on Schedule
                                                                       --------
          C hereto acquired or to be acquired in connection with the Company's
          -
          acquisition of Silknet Software Inc. ("Silknet") pursuant to an Agreement and Plan of Reorganization dated as of February 6, 2000 between Silknet, the Company and Pistol Acquisition Corp., a wholly-owned subsidiary of the Company, and (vi) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as ) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii), (iii), (iv) and (v) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned.

In addition, the preamble to the Agreement shall be amended in its entirety to read as follows:

                THIS FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 13th day of August 1999, by and among Kana Communications, Inc. a Delaware corporation, (the "Company"), the parties listed on Schedule A hereto (the "Existing Investors") and
                            ----------
          the parties listed on Schedule B (the "Connectify Stockholders") and
                                ----------
          Schedule C hereto (collectively with the Existing Investors and the
          ----------
          Connectify Stockholders, the "Investors").

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

          2.  Schedule C.  The Agreement is hereby amended such that Schedule A
              ----------
to this First Amendment to Fourth Investors' Rights Agreement is added to and made a part of the Agreement as Schedule C to the Agreement.

          3. Notwithstanding Sections 1 and 2 above, each person listed on Schedule A hereto shall not be considered an Investor and shall not have any rights, benefits or obligations under the Agreement, as amended, unless such person has executed and delivered this First Amendment. In addition, each person listed on Schedule A hereto, upon executing and delivering this First Amendment agrees to be bound by the terms, conditions, limitations and rights imposed or granted by the Agreement.


          IN WITNESS WHEREOF, the parties have executed this First Amendment to Fourth Investors' Rights Agreement as of the date first above written.



                                KANA COMMUNICATIONS, INC.


                                By_________________________________________
                                Name:
                                Title:



                                MARK S. GAINEY

                                ___________________________________________


                                [Signature page of First Amendment to Fourth
                                 Amended and Restated Investors' Rights
                                 Agreement]








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

                                DRAPER FISHER ASSOCIATES FUND IV, L.P.


                                ___________________________________________
                                Name:
                                Title:

                                DRAPER FISHER PARTNERS IV, LLC


                                ___________________________________________
                                Name:
                                Title:














                    [Signature page of First Amendment to
          Fourth Amended and Restated Investors' Rights Agreement]

                                BENCHMARK CAPITAL PARTNERS, L.P.
                                By: Benchmark Capital Management Co., L.L.C., its General Partner


                                ___________________________________________
                                Name:
                                Title:


                                BENCHMARK FOUNDERS' FUND, L.P.
                                By: Benchmark Capital Management Co., L.L.C., its General Partner


                                ___________________________________________
                                Name:
                                Title:










                    [Signature page of First Amendment to
          Fourth Amended and Restated Investors' Rights Agreement]

[Signature Page for new Investors]












                    [Signature page of First Amendment to
          Fourth Amended and Restated Investors' Rights Agreement]

                                   Schedule A
                                   ----------


                                       6